Exhibit 99.1

NOVAGOLD Enters Agreement to Sell Its 50% Stake in Galore Creek to Newmont

for up to $275 Million

July 26, 2018 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (TSX, NYSE American: NG) (“NOVAGOLD” or “the Company”) today announced that it has entered into a binding agreement (the “Agreement”) with Newmont Mining Corporation (NYSE: NEM) (“Newmont”), pursuant to which NOVAGOLD has agreed to sell its 50% interest in the Galore Creek project (“Project”), owned by the Galore Creek Partnership (GCP). The Project is located in northern British Columbia, Canada. All dollar amounts referred to in this release are stated in U.S. Dollars.

Under the terms of the Agreement, NOVAGOLD will receive total consideration of up to $275 million, payable as follows:

a)	$100 million payable upon closing;
b)	$75 million payable upon the earlier of: (i) the completion of a new Project pre-feasibility study prepared by or for GCP or (ii) three (3) years from the closing date;
c)	$25 million, payable upon the earlier of: (i) completion of a Project feasibility study prepared by or for GCP or (ii) five (5) years from the closing date; and
d)	$75 million payable upon approval of Project construction.

Teck has waived its right of first refusal to acquire NOVAGOLD’s interest in GCP. The transaction is expected to close on or about July 27, 2018.

“NOVAGOLD has remained steadfast on its stated strategy of monetizing its interest in Galore Creek at a value that recognizes the scarcity of this important asset and to a purchaser that will continue to advance the Project in a technically sound as well as environmentally and socially responsible manner,” said Greg Lang, NOVAGOLD’s President & CEO. “Our patience has been rewarded. I’m very pleased that NOVAGOLD is receiving fair value for its interest in Galore Creek and believe that Newmont is the right organization to carry forward the track record of excellence that we have achieved with our partners over the years. Upon completion of this transaction, NOVAGOLD will further strengthen its balance sheet to fund activities at its flagship Donlin Gold project in Alaska. With approximately 39 million ounces of measured and indicated gold resources grading 2.24 grams per tonne[1], Donlin Gold is one of the most valuable projects in our industry today. As we approach receipt of the Record of Decision, marking successful completion of a multi-year National Environmental Policy Act assessment and federal and state permitting processes, as well as advancing the project optimization study with our partner Barrick Gold, our team is looking forward to continuing to build value for Donlin Gold with our customary discipline and professionalism.”

“This transaction is a win win for all parties,” said Dr. Thomas Kaplan, NOVAGOLD’s Chairman. “For NOVAGOLD’s shareholders, it is the continuation of a laser-focused strategy of unlocking the value of its assets and transforming the Company into a pure play on Donlin Gold, which we believe is the most important gold development story in the industry. Beginning in 2012 with the successful spin-off of NovaCopper (now Trilogy Metals) so that our shareholders could benefit from a rare high-grade copper asset in a premier jurisdiction, to the disciplined and unhurried sale of our interest in Galore Creek to a first-rate acquirer, the Board and management are proud of the fact that their commitments to investors have been scrupulously kept. NOVAGOLD is expected to end this year with over $150 million in cash, with a further $100 million of guaranteed payments to follow over the next five years. Should Galore Creek proceed to a construction decision, NOVAGOLD will receive an additional $75 million. The owners of our shares should be delighted by the fact that to implement its business strategy, our Company does not expect to raise more money until a construction decision is made on Donlin Gold. Reminding ourselves of our consistent refrain that such a decision, in turn, is expected to be taken at a point when gold has resumed its long-term bull market trajectory which should imply much, much higher share prices, the implications of this transaction for the value of NOVAGOLD’s shares cannot be overstated. For those who believe as we do, that there comes a time when the shares are more precious than the metal itself, this latest news should be seen for what it is: a very rare case of a mining company continuing every day, month, and year to honor its promises to do the right thing for its shareholders. In that quest, we have of course been blessed with great partners such as Teck and the Tahltan Nation, with whom we have kept faith by delivering an excellent partner for Galore Creek. On a personal note, I would like to thank the management team and Board of NOVAGOLD for making the role of Chairman a joy rather than a burden as we together take Donlin Gold, the premier asset in the gold space, up the value chain.”

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[1] Donlin Gold data as per the Updated Feasibility Study (as defined below). Donlin Gold measured resources of 8 Mt grading 2.52 g/t and indicated resources of 534 Mt grading 2.24 g/t, inclusive of proven reserves of 8 Mt grading 2.32 g/t and probable reserves of 497 Mt grading 2.08 g/t.

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As part of the transaction, Newmont will also acquire the Company’s 40% interest in the adjacent Copper Canyon mineral property (the “Copper Canyon property”). The remaining 60% of the Copper Canyon property is owned by GCP. The sale will be accomplished by the transfer of 100% of the shares of a new company to be formed by the amalgamation of NovaGold Canada Inc. and Copper Canyon Resources Limited, two wholly-owned subsidiaries of the Company, to a subsidiary of Newmont. The Company expects to record an after-tax loss of approximately $92 million on completion of the sale of its interests in the Project, assuming no value is assigned to the final contingent payment.

RBC Capital Markets served as financial advisor to the Company’s Board of Directors and B. Riley FBR, Inc. provided a fairness opinion to the Special Committee.

Scientific and Technical Information

Some scientific and technical information contained herein with respect to the Donlin Gold project is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” prepared by AMEC with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study”). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under NI 43-101, has approved and verified the scientific and technical information related to the Donlin Gold project contained in this press release.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the permitting and development of its 50%-owned Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 39 million ounces of gold in the measured and indicated resource categories, inclusive of proven and probable reserves (541 million tonnes at an average grade of approximately 2.2 grams per tonne), Donlin Gold is regarded to be one of the largest, highest grade, and most prospective known gold deposits in the world. According to the Second Updated Feasibility Study (as defined below), once in production, Donlin Gold is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers only three kilometers of an approximately eight-kilometer long gold-bearing trend. Current activities at Donlin Gold are focused on permitting, optimization work, community outreach and workforce development in preparation for the construction and operation of this top tier asset. NOVAGOLD anticipates applying the proceeds from the sale of its interest in the Galore Creek project and Copper Canyon property toward the development of Donlin Gold. With a strong balance sheet, NOVAGOLD is well positioned to stay the course by completing permitting and advancing optimization efforts at the Donlin Gold project.

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NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Allison Pettit

Investor Relations Manager

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, without limitation, with respect to timing and completion of NOVAGOLD’s sale of its interest in Galore Creek and the Copper Canyon mineral property, including the application of any proceeds from such sale, as well as statements relating to the recordation of an after-tax book loss. Statements regarding the permitting, potential development, exploration, construction and operation of Donlin Gold, statements relating to NOVAGOLD’s future operating and financial performance, production estimates and outlook are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. These forward-looking statements may include statements regarding; exploration potential of Donlin Gold; mine life and production estimates at Donlin Gold; perceived merit of properties; anticipated permitting timeframes; exploration results and budgets; mineral reserve and resource estimates; work programs; capital expenditures; timelines; strategic plans; benefits of the project; completion of transactions; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NOVAGOLD’s expectations include the timely satisfaction of closing conditions with respect to the sale of Galore Creek and the Copper Canyon mineral property, the uncertainties involving the interpretation of the drill results, the need to obtain permits and governmental approvals; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation with Barrick Gold Corporation for the continued exploration and development of the Donlin Gold property; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NOVAGOLD’s Annual Report filed on Form 10-K for the year-ended November 30, 2017 with the United States Securities and Exchange Commission, Canadian securities regulators, and in other NOVAGOLD reports and documents filed with applicable securities regulatory authorities from time to time. NOVAGOLD’s forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of “measured” or “indicated resources” will ever be converted into “reserves”. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Donlin Gold does not have known reserves, as defined under SEC Industry Guide 7. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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